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                                                                   EXHIBIT 10.38

                 FOURTH AMENDMENT TO DEALERTRACK HOLDINGS, INC.

                             2001 STOCK OPTION PLAN

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the DealerTrack Holdings, Inc. 2001 Stock Option Plan, as amended (the "Plan").

         2. Exercisability of Options. Section 7(a)(i) of the Plan is hereby amended by changing the Lock-Up Period for Options granted under the Plan following the Company's IPO in the first sentence of such Section 7(a)(i) from "the 180-day period immediately following the effective date of such registration statement" to "the 90-day period immediately following the effective date of such registration statement."